UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2008

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its May 19, 2008 public meeting, the TVA Board of Directors (the “Board”) revised the previously approved performance measures for TVA’s Executive Long-Term Incentive Plan (the “ELTIP”) and established the goals associated with those performance measures for current and future performance cycles.  Certain TVA executives in critical positions, including the named executive officers described in TVA’s Annual Report for the period ended September 30, 2007, filed on Form 10-K on December 12, 2007, as amended by TVA’s Form 10-K/A filed on December 21, 2007, participate in the ELTIP.  Executives in critical positions are those who make decisions that impact TVA’s long-term strategic and operational objectives.  The ELTIP is designed to encourage and reward executives in critical positions for their contributions to achieving TVA’s long-term financial and operational goals.

The Board’s actions revised the previously approved delivered cost of power performance measure to a retail rates performance measure and left unchanged the previously approved connection point interruptions performance measure resulting in the following as the ELTIP performance measures:

•	Retail rates (the rates that those who use TVA power pay for electricity), and
•	Connection point interruptions (the number of interruptions of power at connection points caused by TVA’s transmission system).

The goals associated with the above performance measures will generally be based upon a comparison of TVA’s performance to the performance of utilities in a peer group of regional utilities with annual revenues greater than $3 billion.  Rolling three-year target comparisons for benchmarks will be utilized.  The three goals for the retail rates performance measure are as follows:

•	The threshold goal will be based on improvement over the last performance cycle,
•	The target goal is TVA ranking at or above the 75th percentile of the peer group utilities’ benchmark performance, and
•	The stretch performance goal is TVA ranking at or above the 90th percentile of the peer group utilities’ benchmark performance.

The goals for connection point interruptions performance measure are as follows:

•
The target goal (which will also serve as the threshold goal that must be met before there is any incentive payment under this measure) is TVA ranking at or above the 75th percentile of the peer group utilities’ benchmark performance, and

•	The stretch performance goal is TVA ranking at or above the 90th percentile of the peer group utilities’ benchmark performance.

Additionally, the Board reserved discretion to review results and peer group comparisons at the end of each performance cycle and to approve adjustments in payouts, if appropriate, given the circumstances.

With its actions, the Board finalized the process for how payouts will be determined under the ELTIP.

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Item 8.01 Other Matters

Changes to the Bylaws of the Tennessee Valley Authority

On May 19, 2008, the TVA Board changed TVA’s Bylaws to eliminate specific references to a governance committee.

       •           The first sentence of section 2.1 of the Bylaws previously read:

There shall, as a minimum, be an audit committee of Board members as required by Section 2(g)(1)(I) of the TVA Act and a governance committee of Board members.

It now reads:

There shall, as a minimum, be an audit committee of Board members as required by Section 2(g)(1)(I) of the TVA Act.

      •          The third sentence of section 2.1 of the Bylaws previously read:

  The Chairman of the Board, in consultation with the Chairman of the governance committee, shall appoint Board members to serve on each committee.

  It now reads:

  The Chairman of the Board, in consultation with the Chairman of the committee assigned oversight responsibility for the governance function, shall appoint Board members to serve on each committee.

The references to a governance committee described above were removed from the Bylaws because the governance committee was consolidated along with the Audit and Ethics Committee into a committee named the Audit, Governance, and Ethics Committee.

A copy of the Bylaws marked to reflect the amendments is filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, and May 19, 2008 (marked to reflect the May 19, 2008 amendments).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   Tennessee Valley Authority
   (Registrant)

              Date: May 23, 2008                                         /s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President,
Financial Services

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EXHIBIT INDEX

Exhibit 3.1 is filed pursuant to Item 8.01 hereof.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
3.1	TVA’s Bylaws adopted by the Board on May 18, 2006, as amended on April 3, 2008, and May 19, 2008 (marked to reflect the May 19, 2008 amendments).

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